UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Diversified Multi-Advisor Futures Fund L.P. II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DIVERSIFIED MULTI-ADVISOR FUTURES FUND L.P. II

c/o Ceres Managed Futures LLC

522 Fifth Avenue

14th Floor

New York, New York 10036

PROXY STATEMENT

This Proxy Statement is furnished in connection with a solicitation by Ceres Managed Futures LLC (the successor of Smith Barney Futures Management, Inc.), which is the general partner (the “General Partner”) of Diversified Multi-Advisor Futures Fund L.P. II (formerly, Smith Barney Diversified Futures Fund L.P. II) (the “Partnership”). The General Partner is soliciting the approval by the limited partners of the Partnership of amendments to the Limited Partnership Agreement of the Partnership, dated as of May 19, 1994, amended as of August 8, 1994, and amended and restated as of July 31, 1995 (the “Limited Partnership Agreement”). Proxy solicitations will be made primarily by mail. Following such mailings officers or employees of Morgan Stanley Smith Barney LLC (d/b/a Morgan Stanley Wealth Management), the Partnership’s selling agent may telephone or conduct personal interviews with limited partners regarding this proxy statement. The cost of the solicitation will be borne by the General Partner.

This Proxy Statement and ballot are intended to be mailed on or about August 25, 2014 to each limited partner of record as of the close of business on June 30, 2014. The ballot is irrevocable by the limited partner.

The proposal set forth herein proposes amendments to the Limited Partnership Agreement. The Limited Partnership Agreement requires that limited partners (the “Required Limited Partners”) owning more than 50% of the units of limited partnership interest (the “Units”) outstanding approve in writing any amendment to the Limited Partnership Agreement, including the proposed amendments to the Limited Partnership Agreement.

The Partnership had 10,603.269 Units outstanding as of June 30, 2014. Holders of record of Units at the close of business on June 30, 2014, will be entitled to one vote for each Unit so held of record. To the knowledge of the General Partner, no single security holder or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934) beneficially owns more than 5% of the Units. As of June 30, 2014, the General Partner owned units of general partnership interest equivalent to 142.355 Units. As of June 30, 2014, no directors or officers of the General Partner owned interests in the Partnership.

In order that your Units may be voted, you are requested to:

- indicate your instructions on the ballot;

- date and sign the ballot; and

- mail the ballot promptly in the enclosed envelope, which requires no postage if mailed in the United States.

The General Partner would like to receive the signed ballots by December 15, 2014. If the General Partner receives ballots in favor of the proposal from the Required Limited Partners prior to December 15, 2014, the General Partner reserves the right to amend the Limited Partnership Agreement as of such earlier date. Alternatively, if the General Partner does not receive ballots in favor of the proposal from the Required Limited Partners by December 15, 2014, the General Partner reserves the right to accept ballots, and amend the Limited Partnership Agreement upon the receipt of ballots in favor of the proposal from the Required Limited Partners, up to and including December 31, 2014. If the General Partner does not receive ballots in favor of the proposal from the Required Limited Partners by December 31, 2014, the Partnership will dissolve, and its assets will be distributed pursuant to Paragraph 4(b) of the Limited Partnership Agreement.

If a limited partner has specified a choice on his, her or its ballot, his, her or its Units will be voted accordingly. In the absence of a specified choice and provided the ballot is signed, Units will be voted in favor of the proposal. If a limited partner has not signed and returned his, her or its ballot, his, her or its Units will not be voted in favor of the proposal. Abstentions will not be counted for or against the proposed amendments.

A limited partner may withdraw some or all of such limited partner’s capital contribution and undistributed profits, if any, from the Partnership in multiples of the net asset value of a Unit (such withdrawal being herein referred to as “redemption”) as of the last day of a calendar month (the “Redemption Date”) after a request for redemption has been made to the General Partner at least three days in advance of the Redemption Date; provided, that all liabilities, contingent or otherwise, of the Partnership, except any liability to the General Partner or limited partners (together, the “Partners”) on account of such Partner’s capital contributions, have been paid or there remains property of the Partnership sufficient to pay them.

PROPOSAL

AMENDMENTS TO THE AGREEMENT TO CHANGE THE TERMINATION DATE OF THE PARTNERSHIP FROM DECEMBER 31, 2014 TO DECEMBER 31, 2039 AND ADD AN ADMINISTRATIVE FEE.

On July 17, 2014, the Board of Directors of the General Partner approved for submission to the limited partners of the Partnership amendments to the Limited Partnership Agreement in order to (i) change the date upon which the Partnership will terminate from December 31, 2014 to December 31, 2039 and (ii) add a monthly administrative fee payable to the General Partner.

Reasons for the Amendments

(i) Extension of the Term of the Partnership

Unless extended, the Partnership will automatically terminate pursuant to the terms of the Limited Partnership Agreement on December 31, 2014. The General Partner believes that many limited partners may wish to continue their investment past that date because the Partnership adds an element of diversification to a limited partner’s portfolio. A limited partner may redeem all or a portion of its Units in the Partnership as of the last business day of any month. Given the potential contribution the Partnership may make to the diversification of a limited partner’s overall portfolio and the frequency of redemptions, the General Partner believes that it is in the best interests of the Partnership and its limited partners to extend the term of the Partnership.

(ii) Addition of Administrative Fee and Related Amendments

On or about October 1, 2014, Morgan Stanley’s managed futures platform, including the Partnership, will realign with Morgan Stanley’s broader asset management area, Morgan Stanley Investment Management. The Board of Directors of the General Partner believes this change will better align the Partnership with the resources of the other asset management activities relating to Morgan Stanley Investment Management. As part of the realignment, the General Partner wishes to make certain changes to the Partnership’s fee structure. Currently, the Partnership pays a monthly selling agent fee to Morgan Stanley Wealth Management at a rate of 1/12 of 3.0% of adjusted month-end net assets and does not pay an administrative fee to the General Partner. The General Partner proposes to reduce the selling agent fee payable by the Partnership to a monthly rate of 1/12 of 2.0% of adjusted month-end net assets and add an administrative fee payable monthly by the Partnership to the General Partner at a rate of 1/12 of 1.0% of adjusted month-end net. The decrease to the selling agent fee and the addition of the administrative fee will offset each other and, accordingly, there will be no change to the aggregate fees incurred by the Partnership (and indirectly, the limited partners).

General Effect of Such Amendments

If the proposal is adopted, and the Limited Partnership Agreement is amended: (i) the Partnership will not terminate on December 31, 2014, and its assets will not be distributed pursuant to Paragraph 4(b) of the Limited Partnership Agreement and (ii) the Partnership will pay to the General Partner an administrative fee payable monthly at a rate of 1/12 of 1.0% of adjusted month-end net assets in return for the General Partner’s services to the Partnership (to be offset by a corresponding reduction in the selling agent fee payable to Morgan Stanley Wealth Management).

A limited partner will continue to be permitted to withdraw some or all of such limited partner’s capital contribution and undistributed profits, if any, from the Partnership in multiples of the net asset value of a Unit (such withdrawal being herein referred to as “redemption”) as of the last day of a calendar month (the “Redemption Date”) after a request for redemption has been made to the General Partner at least three days in advance of the Redemption Date; provided, that all liabilities, contingent or otherwise, of the Partnership, except any liability to the General Partner or limited partners (together, the “Partners”) on account of such Partner’s capital contributions, have been paid or there remains property of the Partnership sufficient to pay them.

Proposed Amendments

The General Partner proposes to amend the Limited Partnership Agreement by:

(i) Amending Paragraph 4(a) of the Limited Partnership Agreement, which presently reads:

“(a) Term. The term of the Partnership shall commence on the date the Certificate of Limited Partnership is filed in the office of the Secretary of State of the State of New York, and shall end upon the first to occur of the following: (1) December 31, 2014; (2) receipt by the General Partner of an election to dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units of Limited Partnership Interest then outstanding, notice of which is sent by registered mail to the General Partner not less than 90 days prior to the effective date of such dissolution; (3) assignment by the General Partner of all of its interest in the Partnership, withdrawal, removal, bankruptcy, or any other event that causes the General Partner to cease to be a general partner under the Partnership Act (unless the Partnership is continued pursuant to Paragraph 17); (4) any event which shall make it unlawful for the existence of the Partnership to be continued; or (5) if Net Asset Value falls below $400 as of the end of any business day after trading.”

by replacing it in its entirety with the following:

“(a) Term. The term of the Partnership commenced on the date the Certificate of Limited Partnership was filed in the office of the Secretary of State of the State of New York, and shall end upon the first to occur of the following: (1) December 31, 2039; (2) receipt by the General Partner of an election to dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units of Limited Partnership Interest then outstanding, notice of which is sent by registered mail to the General Partner not less than 90 days prior to the effective date of such dissolution; (3) assignment by the General Partner of all of its interest in the Partnership, withdrawal, removal, bankruptcy, or any other event that causes the General Partner to cease to be a general partner under the Partnership Act (unless the Partnership is continued pursuant to Paragraph 17); (4) any event which shall make it unlawful for the existence of the Partnership to be continued; or (5) if Net Asset Value falls below $400 as of the end of any business day after trading.”

(ii) Amending the second paragraph of Paragraph 8, which presently reads:

“The General Partner may delegate its responsibility, in whole or in part, for the investment of the Partnership’s assets to one or more qualified trading advisors and may delegate trading discretion to such persons. If the General Partner decides to direct trading for the Partnership itself, the General Partner may nonetheless render advisory services to other clients or accounts and may use the same trading strategies which are utilized in managing the Partnership’s investments. However, the General Partner agrees and represents that any such other services will not affect its capacity to continue to render services to the Partnership of the quality and nature contemplated by this Agreement. If the General Partner determines to delegate its responsibility for trading decisions to one or more trading advisors, it may negotiate and enter into one or more management agreements with the advisor(s) on behalf of the Partnership, including a management agreement under which the General Partner is one of the advisors. Any such agreement could obligate the Partnership to pay management and incentive fees to the advisors in amounts determined by the General Partner acting in the best interests of the Partnership; provided, however, that such fees will in no event exceed those permitted under NASAA Guidelines for the Registration of Commodity Pools (the “Guidelines”) and that neither the General Partner nor any affiliate of the General Partner shall receive an incentive fee in excess of 15% of New Trading Profits or a management fee if it or any of its affiliates receives any portion of the brokerage commissions paid by the Partnership. Specifically, except to the extent permitted by future changes to the Guidelines, incentive fees paid by the Partnership to an advisor shall never exceed 15%, increased by an additional 2% for each 1% by which the Partnership’s aggregate annual expenses are reduced below 6% annually, of New Trading Profits, calculated not more often than quarterly on the Valuation Date, over the highest previous Valuation Date.”

by replacing it in its entirety with the following:

“The General Partner may delegate its responsibility, in whole or in part, for the investment of the Partnership’s assets to one or more qualified trading advisors and may delegate trading discretion to such persons. If the General Partner decides to direct trading for the Partnership itself, the General Partner may nonetheless render advisory services to other clients or accounts and may use the same trading strategies which are utilized in managing the Partnership’s investments. However, the General Partner agrees and represents that any such other services will not affect its capacity to continue to render services to the Partnership of the quality and nature contemplated by this Agreement. If the General Partner determines to delegate its responsibility for trading decisions to one or more trading advisors, it may negotiate and enter into one or more management agreements with the advisor(s) on behalf of the Partnership, including a management agreement under which the General Partner is one of the advisors. Any such agreement could obligate the Partnership to pay management and incentive fees to the advisors in amounts determined by the General Partner acting in the best interests of the Partnership; provided, however, that such fees will in no event exceed those permitted under NASAA Guidelines for the Registration of Commodity Pool Programs (the “Guidelines”) and that, except as otherwise provided herein, neither the General Partner nor any affiliate of the General Partner shall receive an incentive fee in excess of 15% of New Trading Profits or a management fee if it or any of its affiliates receives any portion of the brokerage commissions paid by the Partnership. Specifically, except to the extent permitted by future changes to the Guidelines, incentive fees paid by the Partnership to an Advisor shall never exceed 15%, increased by an additional 2% for each 1% by which the Partnership’s aggregate annual expenses (subject to the exclusions below) are reduced below 6% annually, of New Trading Profits, calculated not more often than quarterly on the Valuation Date, over the highest previous Valuation Date.”

(iii) Amending the seventh paragraph of Paragraph 8, which presently reads:

“Subject to Paragraph 5 hereof, the General Partner may engage in other business activities and shall not be required to refrain from any other activity nor disgorge any profits from any such activity, whether as general partner of additional partnerships for investment in commodity futures contracts or otherwise. The General Partner may engage and compensate (consistent with the Guidelines) on behalf of the Partnership from funds of the Partnership, such persons, firms or corporations, including any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership.”

by replacing it in its entirety with the following:

“Subject to Paragraph 5 hereof, the General Partner may engage in other business activities and shall not be required to refrain from any other activity nor disgorge any profits from any such activity, whether as general partner of additional partnerships for investment in commodity futures contracts or otherwise. Consistent with the Guidelines, except as provided herein with respect to the administrative fee, the General Partner may engage and compensate on behalf of the Partnership from funds of the Partnership, such persons, firms or corporations, including itself or any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership; provided, however, that the aggregate fees and expenses of the Partnership (excluding incentive fees, the actual costs of legal and audit services, extraordinary expenses and brokerage commissions (a component of which has historically included and continues to include trading and, without limitation, other transaction-related fees as well as compensation paid to financial advisors who sell Units of Limited Partnership Interest and provide continuing services to Limited Partners)) shall not exceed 6% of the Partnership’s Net Assets on an annual basis.”

(iv) Adding the following as the eighth paragraph of Paragraph 8:

“The Partnership shall pay the General Partner a monthly administrative fee in return for its services to the Partnership. The administrative fee initially shall equal 1/12 of 1.0% (1.0% per year) of month-end adjusted Net Assets and may be changed upon notice to the

Limited Partners subject to the 6% fee and expense cap described in the immediately preceding paragraph. For purposes of calculating the General Partner’s administrative fee, adjusted Net Assets are “Net Assets” increased by the current month’s incentive fee accrual, the monthly management fee, the General Partner’s administrative fee and any allocable redemptions or distributions as of the end of such month.”

THE BOARD OF DIRECTORS OF THE GENERAL PARTNER RECOMMENDS THAT THE LIMITED PARTNERS OF THE PARTNERSHIP VOTE “FOR” THIS PROPOSAL.

DIVERSIFIED MULTI-ADVISOR FUTURES FUND L.P. II

c/o Ceres Managed Futures LLC

522 Fifth Avenue

14th Floor

New York, New York 10036

BALLOT

PLEASE MAIL PRIOR TO DECEMBER 15, 2014

AMENDMENTS TO THE LIMITED PARTNERSHIP AGREEMENT

TO CHANGE THE TERMINATION DATE OF THE PARTNERSHIP FROM DECEMBER 31, 2014

TO DECEMBER 31, 2039 AND ADD AN ADMINISTRATIVE FEE

(AS DESCRIBED IN THE PROPOSAL)

        For                             Against                             Abstain

THIS BALLOT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE ON A SIGNED BALLOT, THE BALLOT WILL BE VOTED FOR THE PROPOSAL.

Please sign exactly as name appears on the Partnership’s books. When Units are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: , 2014
By
Name:
Title:

By
Name:
Title:

THIS BALLOT IS SOLICITED ON BEHALF OF THE GENERAL PARTNER OF

DIVERSIFIED MULTI-ADVISOR FUTURES FUND L.P. II

Dear Limited Partner:

Enclosed is a Proxy Statement regarding Diversified Multi-Advisor Futures Fund L.P. II (formerly, Smith Barney Diversified Futures Fund L.P. II) (the “Partnership”). We request your approval of amendments to the Limited Partnership Agreement of the Partnership, dated as of May 19, 1994, amended as of August 8, 1994, and amended and restated as of July 31, 1995 (the “Limited Partnership Agreement”), in order to change the date upon which the Partnership will terminate from December 31, 2014 to December 31, 2039 and add a monthly administrative fee payable to the General Partner.

Please read the statement and this letter and return your ballot as soon as possible in the enclosed envelope. We would like to receive the signed ballots by December 15, 2014.

If we receive ballots in favor of the proposal from the required limited partners prior to December 15, 2014, we reserve the right to amend the Limited Partnership Agreement as of such earlier date. Alternatively, if we do not receive ballots in favor of the proposal from the required limited partners by December 15, 2014, we reserve the right to accept ballots, and amend the Limited Partnership Agreement upon the receipt of ballots in favor of the proposal from the required limited partners, up to and including December 31, 2014. If the General Partner does not receive ballots in favor of the proposal from the required limited partners by December 31, 2014, the Partnership will dissolve, and its assets will be distributed pursuant to Paragraph 4(b) of the Limited Partnership Agreement.

For reasons stated in the Proxy Statement, we recommend that you vote for the proposal. If you have questions regarding this Proxy Statement or the ballot, you may contact your Morgan Stanley Wealth Management Financial Advisor or Private Wealth Advisor. Alternatively, you may also contact Ceres Managed Futures LLC by dialing (855) 672-4468 and pressing “2” at the first prompt for “Investor Relations,” then pressing “1” at the second prompt for “Reg D or Managed Futures.” Thank you for your investment in Diversified Multi-Advisor Futures Fund L.P. II.

Sincerely,

Alper Daglioglu

President and Director

Ceres Managed Futures LLC

General Partner

Diversified Multi-Advisor Futures Fund L.P. II

Please vote by completing the enclosed ballot and

mailing it prior to December 15, 2014 in the envelope provided.

YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY UNITS YOU OWN

Please indicate your voting instructions on the enclosed ballot, date and sign the ballot, and return it in the envelope provided.

If you sign, date and return the ballot, but give no voting instructions, your Units will be voted “FOR” all proposals noticed above. Abstentions will not be counted “FOR” or “AGAINST” the proposed amendments.

In order to avoid the additional expense to the General Partner of further solicitation, we ask your cooperation in mailing in your ballot promptly. Unless proxies of corporations and partnerships are signed by the appropriate persons as indicated in the voting instructions on the ballot, they will not be voted.

Please vote by completing the enclosed ballot and mailing it prior to December 15, 2014 in the envelope provided.